UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

RAIT Modifies Terms of Extension Agreement

On June 12, 2018, RAIT Financial Trust (“RAIT”), RAIT Partnership, L.P. (the “Operating Partnership”), Taberna Realty Finance Trust (“TRFT”), and RAIT Asset Holdings IV, LLC (“RAIT IV” and together with RAIT, the Operating Partnership and TRFT, the “Issuer Parties”) and ARS VI Investor I, LP, (formerly known as ARS VI Investor I, LLC (the “Investor” ) entered into a consent and acknowledgment agreement (the “Consent and Acknowledgment”) modifying the previously disclosed Extension Agreement (as modified, the “Extension Agreement”) with the Investor, the sole holder of RAIT’s Series D Cumulative Redeemable Preferred Shares (the “Series D Preferred Shares”) and RAIT IV’s linked preferred units (the “Preferred Units”). The Extension Agreement, as modified by the Consent and Acknowledgment, provides, on the terms and subject to the conditions thereof, that:

•	RAIT IV would redeem a portion of the Preferred Units which would result in the cancellation of a corresponding number of Series D Preferred Shares using the net proceeds (the “Net Proceeds”) RAIT IV receives from its potential sale of specified assets (the “Specified Assets”) held by RAIT IV to an unrelated purchaser (which are expected to be comprised of cash and, if elected by the purchaser, if any, the assignment of a third party note issued by said purchaser) and defined available cash held by RAIT IV; and

•	RAIT would redeem the remaining Series D Preferred Shares either by exchanging them for a like number of RAIT’s publicly traded Series A, B or C Preferred Shares or by modifying the terms of these Series D Preferred Shares to be substantially similar to such publicly traded series (other than retaining the Series D Preferred Shares dividend rate). The shares the Investor holds as a result of such exchange or modification are referred to as the “New Series D Shares.”

The Consent and Acknowledgment contemplates that RAIT IV would generate the Net Proceeds from the sale by RAIT IV pursuant to a sale agreement(s) (the “Sale Agreement”) setting forth the terms and conditions of a transaction intended to result in the transfer of Specified Assets. The Consent and Acknowledgment provides that the Sale Agreement must provide for a closing date of no later than June 27, 2018. The Consent and Acknowledgment provides that the Investor has the right in its sole discretion to participate in any sales process or otherwise bid on either or both of the Specified Assets using the Series D Preferred Shares and linked Preferred Units as consideration therefor valued at their then current liquidation preference, and, in the event that a Sale Agreement with a party other than Investor is terminated, the Investor has the right in its sole discretion to purchase such Specified Assets that are the subject of such terminated Sale Agreement at the purchase price previously agreed to by the Investor and the Issuer Parties using Preferred Units and Series D Preferred Shares as consideration therefor valued at the liquidation preference of the Series D Preferred Shares. The Consent and Acknowledgment provides that the transactions described above must occur by June 29, 2018, subject to the terms and conditions set forth therein.

RAIT expects the transactions described above, when and if completed, to have the following additional effects:

•	Resolution of the previously disclosed dispute between the Investor and RAIT and the termination of the Purchase Agreement (defined below) and related documents governing the Series D Preferred Shares and the operating covenants therein;

•	Resignation from RAIT’s Board of Trustees (the “Board”) of the Investor’s designated Board member and the Investor making a request to another Board member affiliated with the Investor that that member also resign from the Board; and

•	RAIT IV currently holds a pool of assets (the “Restricted Assets”) required to be segregated from RAIT’s other assets and available to support the redemption of the Preferred Units and cancellation of the linked Series D Preferred Shares. RAIT expects these transactions would free the remaining approximately $28.2 million par amount of the Restricted Assets from restrictions related to the Preferred Units and linked Series D Preferred Shares, making them available for RAIT’s future liquidity needs.

As previously disclosed, the Issuer Parties received a notice (the “February Letter”) on February 14, 2018 from the Investor describing purported breaches of documents related to the Series D Preferred Shares held by the Investor. As previously disclosed, the February Letter claimed these purported breaches constituted a default event and a mandatory redemption triggering event under the Series D Preferred Shares and stated that the Investor was exercising its mandatory redemption right defined in the Series D Preferred Shares. As previously disclosed, the Investor previously agreed to extend the time when the February Letter was to become effective to the end of a period (the “Extended Effective Date Period”) ending at 3:00 p.m. (Eastern time) on June 13, 2018. Pursuant to the Consent and Acknowledgment, the Investor agreed to further extend the Extended Effective Date Period to 3:00 p.m. (Eastern time) on June 29, 2018, provided that the Issuer Parties enter into the Sale Agreement by 6:00 p.m. (Eastern time) on June 15, 2018. The Issuer Parties dispute that any breaches exist under the documents related to the Series D Preferred Shares. As previously disclosed, if RAIT’s securities listed on the New York Stock Exchange (the “NYSE”) were delisted or ceased to trade on the NYSE or another defined trading market after the expiration of the Extended Effective Date Period, this could ultimately provide the Investor with redemption rights in certain circumstances.

The above summary of the Consent and Acknowledgment does not purport to be complete and is qualified in its entirety by the Consent and Acknowledgment attached to this report as Exhibit 10.1 and incorporated by reference herein.

Other Material Relationships and Transactions with the Investor

Andrew M. Silberstein serves as a Trustee on the Board as the Investor’s Board designee under the previously disclosed securities purchase agreement (the “Purchase Agreement”) related to the Series D Preferred Shares. Mr. Silberstein is an equity owner of Almanac Realty Investors, LLC (“Almanac”), an officer of the Investor and holds indirect equity interests in the Investor. As previously disclosed, pursuant to the Purchase Agreement, RAIT sold to the Investor on a private placement basis in four sales between October 2012 and March 2014 for an aggregate purchase price of $100,000,000 the following securities, in the aggregate: (i) 4,000,000 Series D Preferred Shares and linked Preferred Units, (ii) common share purchase warrants (the “Investor Warrants”) exercisable for RAIT common shares (the “Common Shares”) and (iii) common share appreciation rights (the “Investor SARs”) with respect to Common Shares. In December 2016, RAIT repurchased and canceled 464,000 Series D Preferred Shares for a purchase price of $11,600,000, together with any accrued and unpaid dividends to but excluding the date of repurchase held by the Investor (which repurchase included the corresponding repurchase of Preferred Units held by the Investor). In June 2017, RAIT repurchased and canceled 402,280 Series D Preferred Shares for a purchase price of $10,057,000, together with any accrued and unpaid dividends to but excluding the date of repurchase held by the Investor (which repurchase included the corresponding repurchase of Preferred Units held by the Investor). In October 2017, the Issuer Parties received a put right notice from the Investor exercising the Investor’s right to require RAIT to purchase for $20,500,000 all of the Investor Warrants and Investor SARs and RAIT purchased and cancelled all of the Investor Warrants and Investor SARs. In March 2018, pursuant to the Extension Agreement, RAIT IV repurchased and canceled 194,530 Preferred Units, which resulted in the cancellation of 194,530 Series D Preferred Shares for a purchase price of $4,863,250, together with any accrued and unpaid dividends to but excluding the date of repurchase held by the Investor. As of the date hereof, the remaining number of RAIT securities held by the Investor are 2,939,190 Series D Preferred Shares, which represents all of the outstanding Series D Preferred Shares (and a corresponding number of outstanding Preferred Units).

Forward-Looking Statements

This report may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by RAIT’s use of forward-looking terminology such as “will,” “expects,” “continue,” “explore,” “evaluate,” “alternatives,” “intend,” or other similar words or terms. Such forward-looking statements include, but are not limited to, statements regarding RAIT’s expectations regarding implementing the terms and conditions of the Extension Agreement (as modified by the Consent and Acknowledgment), including, without limitation, expectations regarding redeeming the Preferred Units and cancellation or exchange of the Series D Preferred Shares, RAIT IV’s ability to enter into the Sale Agreement and/or to sell the Specified Assets on the terms referenced above or to exchange other RAIT preferred shares for the Series D Preferred Shares or modify the Series D Preferred Shares; RAIT’s expectations regarding any effects of the redemption of the Preferred Units and cancellation or exchange of the Series D Preferred Shares; RAIT’s actions taken or contemplated to enhance its long-term prospects and create value for its stakeholders; and the Board’s plans to consider whether to declare preferred and common dividends. Such statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, strategies or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, whether RAIT and RAIT IV will be able to satisfy the terms and conditions of the Extension Agreement (as modified by the Consent and Acknowledgment) and complete the redemption of the Preferred Units and cancellation or exchange of Series D Preferred Shares described above, including, without limitation, whether RAIT IV will be able to enter into the Sale Agreement and/or to sell the Specified Assets on the terms described above and whether RAIT will achieve the effects from the sale of the Specified Assets and/or redemption of the Preferred Units and cancellation or exchange of Series D Preferred Shares described above; final accounting determinations on gains or losses realized in the event the Specified Assets are sold for prices that differ from their carrying value or if asset valuations are adjusted in the process of revaluating assets when they are characterized as held for disposition or sale; whether the Board will resume declaring dividends on RAIT’s preferred shares; whether RAIT will be successful in its appeal of steps taken by the New York Stock Exchange (“NYSE”) to delist RAIT’s securities and resume trading on the NYSE and thereafter meet the NYSE’s continued listing standards; and other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 8.01 Other Events.

Status of Common and Preferred Dividends

As part of RAIT’s previously announced strategy to take steps to increase liquidity to best position RAIT to meet its financial obligations, on June 12, 2018, the Board determined to suspend the quarterly dividend on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest and the Series D Preferred Shares, representing all of RAIT’s outstanding preferred shares of beneficial interest (the “Preferred Shares”). The Board also decided to continue the previously announced suspension of the dividend on the Common Shares. RAIT expects that its previous distributions to holders of its Preferred Shares in 2018 will be at least equal to the minimum amounts required in order for RAIT to remain a real estate investment trust for federal tax purposes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Consent and Acknowledgment dated as of June 12, 2018 by and among ARS VI Investor I, LP, RAIT Financial Trust, RAIT Partnership, L.P., Taberna Realty Finance Trust and RAIT Asset Holdings IV, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

June 12, 2018	By:	/s/ John J. Reyle
	Name:	John J. Reyle
	Title:	Interim Chief Executive Officer, Interim President and General Counsel